As filed with the Securities and Exchange Commission on May 31, 2005
                                                   Registration No. 333-________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            43-1581814
--------------------------------                             -------------------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                                 Identification
No.)
                         333 West 11th Street, 5th Floor
                        KANSAS CITY, MISSOURI 64105-1594
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


            DST SYSTEMS, INC. 2005 NON-EMPLOYEE DIRECTORS' AWARD PLAN
            ---------------------------------------------------------
                            (Full Title of the Plan)

                                Randall D. Young
                  Vice President, General Counsel and Secretary
                                DST Systems, Inc.
                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
                                 (816) 435-4636
    ------------------------------------------------------------------------
    (Name, Address and Telephone, Including Area Code, of Agent For Service)

                                   Copies to:
                              John F. Marvin, Esq.
                               Diane M. Bono, Esq.
                          Sonnenschein Nath & Rosenthal
                          4520 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
   Title of securities       Amount to be        Proposed maximum          Proposed maximum           Amount of
    to be registered        Registered(1)    offering price per share  aggregate offering price  registration fee
-------------------------- ----------------- ------------------------- ------------------------- --------------------
      Common Stock             300,000             $47.20 (2)               $14,160,000 (2)           $1,667 (2)
  ($0.01 par value) (3)       shares(4)
-------------------------- ----------------- ------------------------- ------------------------- --------------------


(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.
(2) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based on the average of the high and low prices of a share of Common Stock of DST Systems, Inc. reported for trading on the New York Stock Exchange on May 24, 2005.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(4) This Registration Statement registers 300,000 shares under the Plan which replaces a component of the 1995 Stock Option and Performance Award Plan ("1995 Plan"), under which 30,000,000 shares have previously been registered (SEC File Nos. 333-88288, 333-04197, 333-69377, 333-36726).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by DST Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 1-14036) are hereby incorporated by reference and made a part of this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

     (c) The Registrant's Current Reports on Form 8-K filed on May 12, 2005, May 2, 2005, April 21, 2005, April 14, 2005, April 11, 2005 and March 4, 2005.

     (d) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), in the Registrant's Form 8-A filed on October 30, 1995, as amended by the Registrant's Form 8-A12B/A filed on January 12, 1998 and Form 8-A12B/A filed on March 14, 2003 and any amendment or report filed for the purposes of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common stock registered hereby has been sold or which deregisters such common stock then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents," or individually as an "Incorporated Document"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law ("DGCL"), provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, committee of such directors or by independent legal counsel in a written opinion, that indemnification is proper because the indemnitee has met the applicable standard of conduct. Section 145 of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized under Section 145 of the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Section 145 of the DGCL also provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

     DST's Certificate of Incorporation, as amended (the "DST Certificate of Incorporation") provides that the directors and officers of DST, or persons who are or were serving at the request of DST as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, (collectively, "indemnitees") shall be indemnified to the maximum extent permitted by law against all expense, liability and loss reasonably incurred by such individuals in defending a civil or criminal action, suit or proceeding, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, brought against such officers and directors in any such capacities. The right to indemnification includes the right to have DST pay the expenses in advance of the final disposition of such action, suit or proceeding. As to directors and officers, the DST Certificate of Incorporation requires receipt by DST of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by DST as authorized by the DGCL. Except as discussed below with respect to proceedings to enforce rights to indemnification, DST will indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the DST Board of Directors.

     If a claim for indemnification, or advancement of expenses, is not paid in full by DST within the time periods specified in the DST Certificate of Incorporation, the indemnitee may bring suit against DST to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by DST to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will also be entitled to be paid the expenses of prosecuting or defending such suit. In any suit by DST to recover an advancement of expenses pursuant to the terms of an undertaking, DST is entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses, or by DST to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under the DST Certificate of Incorporation will be on DST.

     The foregoing right of indemnification and advancement of expenses is not exclusive of any other rights of indemnification and advancement of expenses to which any such individual may be entitled by by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     DST's Certificate of Incorporation provides that a director of DST will not be personally liable to DST or its stockholders for monetary damages for breach of fiduciary duty as a director, except for the prohibition on elimination or limitation set forth in Section 102(b)(7) of the DGCL. The DST Certificate of Incorporation further provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a DST director will be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Reference is made to Article NINTH of the Registrant's Certificate of Incorporation incorporated by reference as Exhibit 4.1 hereto.

     DST's Amended and Restated Bylaws provides that directors, officers, employees or agents shall be indemnified only as provided in the DST Certificate of Incorporation.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL and any amendments thereto, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     The exhibits are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 31, 2005.

                                DST SYSTEMS, INC.


                                By:  /s/ Thomas A. McDonnell
                                   ---------------------------------------------
                                         Thomas A. McDonnell
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. McDonnell, Thomas A. McCullough and Kenneth V. Hager and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 31, 2005 by the following persons in the capacities indicated.

SIGNATURE                           TITLE

/s/ Thomas A. McDonnell
--------------------------          President, Chief Executive Officer and
Thomas A. McDonnell                 Director (Principal Executive Officer)

/s/ Kenneth V. Hager
--------------------------          Vice President, Chief Financial Officer
Kenneth V. Hager                    and Treasurer (Principal Financial Officer)

/s/ Gregg Wm. Givens
--------------------------          Vice President and Chief Accounting Officer
Gregg Wm. Givens                    (Principal Accounting Officer)

/s/ Thomas A. McCullough
--------------------------          Executive Vice President, Chief Operating
Thomas A. McCullough                Officer and Director

/s/ A. Edward Allinson
--------------------------          Director
A. Edward Allinson

/s/ Michael G. Fitt
--------------------------          Director
Michael G. Fitt

/s/ William C. Nelson
--------------------------          Director
William C. Nelson

/s/ Travis E. Reed
--------------------------          Director
Travis E. Reed


--------------------------          Director
M. Jeannine Strandjord

                                  EXHIBIT INDEX

-------------- -----------------------------------------------------------------
EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-------------- -----------------------------------------------------------------
4.1 The Company's Amended Delaware Certificate of Incorporation, as restated ("Certificate"), which is attached as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on September 1, 1995, as amended (Registration No. 33-96526) (the "IPO Registration Statement"), is hereby incorporated by reference as
               Exhibit 4.1.
-------------- -----------------------------------------------------------------
4.1.1 The Company's Certificate of Amendment of Certificate of Incorporation dated May 9, 2000, which is attached as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q dated May 15, 2000 (File No. 1-14036), is hereby incorporated by reference as
               Exhibit 4.1.1.
-------------- -----------------------------------------------------------------
4.1.2 The Company's Certificate of Amendment of Certificate of Incorporation dated May 11, 2004, which is attached as Exhibit
               3.1.2 to the Company's Quarterly Report on Form 10-Q dated August 9, 2004 (File No. 1-14036), is hereby incorporated by reference as Exhibit 4.1.2.
-------------- -----------------------------------------------------------------
4.2 The Company's Amended and Restated By-laws dated February 26, 2004, which are attached as Exhibit 4.7 to the Company's Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration File No. 333-109130), are hereby incorporated by reference as Exhibit 4.2.
-------------- -----------------------------------------------------------------
4.3 The Certificate of Designations dated October 16, 1995, establishing the Series A Preferred Stock of the Company, which is attached as Exhibit 4.3 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.3.
-------------- -----------------------------------------------------------------
4.3.1 The summary of the preferred stock purchase rights set forth in the Company's Registration Statement on Form 8-A dated November 15, 1995 in connection with the listing of the preferred stock purchase rights on the New York Stock Exchange (the "Form 8-A") (Commission File No. 1-14036), and the related Rights Agreement dated as of October 6, 1995, between the Company and State Street Bank and Trust Company, as rights agent ("Rights Agreement"), which is attached as Exhibit 4.4 to the Company's IPO Registration Statement, are hereby incorporated by reference as
               Exhibit 4.3.1.
-------------- -----------------------------------------------------------------
4.3.2          The  First  Amendment  dated  as of  July 9,  1998 to the  Rights
               Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 1, dated July 30, 1998 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.3.2.
-------------- -----------------------------------------------------------------
4.3.3 The Second Amendment dated as of September 10, 1999 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 2, dated September 27, 1999 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.3.3.
-------------- -----------------------------------------------------------------
4.3.4 The Third Amendment dated as of September 25, 2001 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 3, dated November 26, 2001 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.3.4.
-------------- -----------------------------------------------------------------
4.3.5 The Fourth Amendment dated as of March 2, 2005 to the Rights Agreement, which amendment is attached as Exhibit 10.4 to the Company's Current Report on Form 8-K filed March 4, 2005 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.3.5.
-------------- -----------------------------------------------------------------
4.6 DST Systems, Inc. 2005 Non-Employee Directors' Award Plan, which is attached as Exhibit 10.2 to the Company's Current Report on Form 8-K filed May 12, 2005 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.6.
-------------- -----------------------------------------------------------------
5.1            Opinion of Sonnenschein Nath & Rosenthal LLP
-------------- -----------------------------------------------------------------
23.1           Consent of PricewaterhouseCoopers LLP
-------------- -----------------------------------------------------------------
23.2           Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit
               5.1)
-------------- -----------------------------------------------------------------
24.1 Powers of Attorney (included on the signature page of this registration statement)
-------------- -----------------------------------------------------------------